Registration No. 333-100153

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SUEZ
(Exact Name of Registrant as Specified in its Charter)

REPUBLIC OF FRANCE		Not applicable
(State of Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)
16, rue de la Ville-ľÉvêque 75008 Paris FRANCE
(Address of Principal Executive Offices)

Suez 2001 Annual Stock Option Grant
Spring 2002 Plan
 Tractebel Power Inc. 401(k) Plan
United Water Resources 401(k) Plan
United Water Resources Inc. Collective Bargained 401(k) Plan
Suez 2002 Annual Stock Option Grant
Suez 2003 Annual Stock Option Grant
Spring 2004 Plan
Suez 2004 Annual Stock Option Grant
Spring 2005 Plan
Suez 2005 Annual Stock Option Grant
Suez Free Allotment of Shares Plan
Spring 2007 Plan
Suez January 2007 Annual Stock Option Grant
Suez Free Allotment of Performance Shares Plan
(Full title of the Plans)

Suez Energy North America, Inc. Attention: Hall B. Clark, Jr. General Counsel 1990 Post Oak Boulevard, Suite 1900 Houston, TX 77056-4499 (713) 636-0000
Telephone number, including area code, of agent for service:

Copy to:
Suez Corporate Legal Department 16, rue de la Ville l’Evêque 75008 Paris France		Margaret E. Tahyar, Esq. Davis Polk & Wardwell 121, avenue des Champs-Elysées 75008 Paris France Tel. No.: 011-33-1-56-59-36-70

DEREGISTRATION OF UNSOLD SECURITIES

Pursuant to the Form S-8 registration statements set out in the table below, filed with the Securities and Exchange Commission on the dates indicated, Suez (the “Company” or the “Registrant”) registered ordinary shares, and American Depositary Shares evidenced by American Depositary Receipts (the “Securities”) to be offered pursuant to the Plans.

Form	File Number	Date	Plan(s)
S-8	333-83120	February 20, 2002	Suez 2001 Annual Stock Option Grant
S-8	333-83222	February 20, 2002	Spring 2002 Plan
S-8	333-100153	September 27, 2002	Tractebel Power Inc. 401(k) Plan
United Water Resources 401(k) Plan
United Water Resources Inc. Collective Bargained 401(k) Plan
S-8	333-102522	January 15, 2003	Suez 2002 Annual Stock Option Grant
S-8	333-114880	April 27, 2004	Suez 2003 Annual Stock Option Grant
S-8	333-118726	September 1, 2004	Spring 2004 Plan
S-8	333-125196	May 24, 2005	Suez 2004 Annual Stock Option Grant
S-8	333-128169	September 8, 2005	Spring 2005 Plan
S-8	333-135862	July 19, 2006	Suez 2005 Annual Stock Option Grant
Suez Free Allotment of Shares Plan
S-8	333-143230	May 24, 2007	Spring 2007 Plan
S-8	333-144146	June 28, 2007	Suez January 2007 Annual Stock Option Grant
Suez Free Allotment of Performance Shares Plan

The purpose of this Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statements is to terminate the Registration Statements and to deregister all of the Securities originally registered thereby that remain unsold as of the date this Amendment is filed.  Hereinafter Suez intends to rely upon the Rule 701 exemption from registration.

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Suez, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, France, on this 19th day of September, 2007.

SUEZ

By:	/s/ Gérard Mestrallet
	Name:	Gérard Mestrallet
	Title:	Chairman and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed this 29th day of August, 2007, by the following persons in the following capacities.

Name	Title
/s/ Gérard Mestrallet	Chairman and Chief Executive Officer Principal Executive Officer
Gérard Mestrallet
/s/ Gérard Lamarche	Executive Vice President, Finance Chief Financial Officer
Gérard Lamarche
Senior Vice President for Strategic Planning, Control and Accounting Chief Accounting Officer
Christelle Martin
/s/ Albert Frère	Director, Vice-Chairman
Albert Frère
/s/ Edmond Alphandéry	Director
Edmond Alphandéry
Director
René Carron
s/ Etienne Davignon	Director
Etienne Davignon
Director
Paul Desmarais, Jr.
/s/ Richard Goblet d’Alviella	Director
Richard Goblet d’Alviella
/s/ Jacques Lagarde	Director
Jacques Lagarde
/s/ Anne Lauvergeon	Director
Anne Lauvergeon
/s/ Jean Peyrelevade	Director
Jean Peyrelevade
/s/ Thierry de Rudder	Director
Thierry de Rudder
/s/ Jean-Jacques Salane	Director
Jean-Jacques Salane
/s/ Lord Simon of Highbury	Director
Lord Simon of Highbury

AUTHORIZED REPRESENTATIVE

/s/ Hall B. Clark, Jr.
Hall B. Clark, Jr., as the duly authorized representative of Suez in the United States

Dated : September 12, 2007